UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2017

STAPLES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 12, 2017, Staples, Inc., a Delaware corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2017, by and among the Company, Arch Parent Inc., a Delaware corporation (the “Parent”), and Arch Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are beneficially owned by investment funds managed by Sycamore Partners Management, L.P. (“Sycamore”).

Item 1.01. Entry Into a Material Definitive Agreement

New Senior Secured Credit Facilities

On September 12, 2017 the Company entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with UBS AG, Stamford Branch as administrative agent, collateral agent, swingline lender and L/C issuer, which provides for a secured term loan facility in an aggregate principal amount of $2,900.0 million (the “New Term Loan Facility”).

On September 12, 2017 the Company entered into an ABL credit agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, collateral agent, swingline lender and L/C issuer, which provides for a secure asset-based loan facility in an aggregate principal amount of $1,200.0 million (the “New ABL Facility” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”).

Escrow Release of Note Proceeds

In connection with the consummation of the Merger, the proceeds of the previously announced offering of $1.0 billion aggregate principal amount of 8.500% Senior Notes due 2025 (the “Notes”), issued pursuant to that certain indenture, dated as of August 28, 2017, by and among Merger Sub and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) were released from escrow on September 12, 2017 (the “Escrow Release Date”).

On the Escrow Release Date, Merger Sub merged with and into the Company. In connection therewith, the Trustee, Merger Sub, the Company and certain subsidiaries of the Company that guarantee the New Senior Secured Credit Facilities (the “Subsidiary Guarantors”) entered into a supplemental indenture to the Indenture, dated as of the Escrow Release Date, providing for the assumption by the Company of Merger Sub’s obligations under the Indenture and the Notes and the guarantee of the Notes by the Subsidiary Guarantors.

Item 1.02. Termination of a Material Definitive Agreement

Credit Agreement

The Company delivered a notice of prepayment and termination pursuant to the credit agreement, dated as of November 22, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”), among the Company, certain subsidiaries, the subsidiary guarantors party thereto and Bank of America, N.A., as administrative agent, lender, and swing line lender, to repay the outstanding obligations thereunder and terminate the outstanding revolving commitments thereunder.  On September 12, 2017, in connection with the consummation of the Merger, the Company repaid the outstanding obligations and terminated the outstanding revolving commitments under the Existing Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 12, 2017	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
Chief Legal Officer and Secretary